                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             ARROW ELECTRONICS, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

ARROW ELECTRONICS, INC.
25 HUB DRIVE
MELVILLE, NEW YORK 11747

ARROW ELECTRONICS LOGO

STEPHEN P. KAUFMAN
CHAIRMAN OF THE BOARD

                                                                   April 9, 2001

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Arrow Electronics, Inc., which will be held on Friday, May 11, 2001 at 11:00 A.M., at the offices of J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York. The formal Notice of Annual Meeting and Proxy Statement, fully describing the matters to be acted upon at the meeting, appear on the following pages.

     The matters scheduled to be considered at the meeting are the election of directors and the ratification of the appointment of Arrow's auditors.

     The Board of Directors recommends the approval of the proposals being presented at the Annual Meeting of Shareholders as being in the best interest of Arrow. We urge you to read the Proxy Statement and give these proposals your careful attention before completing the enclosed proxy card.

     Your vote is important regardless of the number of shares you own. Please be sure you are represented at the meeting, whether or not you plan to attend, by signing, dating and mailing the proxy card promptly. A postage-paid return envelope is enclosed for your convenience. You may also vote your shares by touch-tone telephone from the U.S. and Canada by using the toll-free telephone number on your proxy card.

                                          Sincerely yours,

                                              /s/ Stephen P. Kaufman

                                               Stephen P. Kaufman
                                                 Chairman of the Board

                            ARROW ELECTRONICS, INC.
                                  25 HUB DRIVE
                            MELVILLE, NEW YORK 11747
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 11, 2001
                            ------------------------

                                                                   April 9, 2001

To the Shareholders of
  Arrow Electronics, Inc.:

     The Annual Meeting of Shareholders of Arrow Electronics, Inc., a New York corporation ("Arrow"), will be held at the offices of J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York, on May 11, 2001 at 11:00 A.M., prevailing local time, for the following purposes:

     1.  To elect directors of Arrow for the ensuing year.

     2. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as Arrow's independent auditors for the fiscal year ending December 31, 2001.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 22, 2001 are entitled to notice of and to vote at the meeting or any adjournments thereof.

                                           By Order of the Board of Directors,

                                                    Robert E. Klatell
                                                        Secretary

                                   IMPORTANT
     Please complete, sign, and date the enclosed proxy and return it promptly in the enclosed return envelope which has been provided for your convenience or vote your shares by touch-tone telephone, whether or not you plan to attend the meeting. Your prompt response will assure a quorum and reduce solicitation expense.

                            ARROW ELECTRONICS, INC.
                                  25 HUB DRIVE

                            MELVILLE, NEW YORK 11747

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 11, 2001

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement, mailed to shareholders on April 9, 2001, is furnished in connection with the solicitation by the Board of Directors of Arrow Electronics, Inc., a New York corporation ("Arrow"), of proxies to be voted at the Annual Meeting of Shareholders to be held in New York, New York on May 11, 2001, and any adjournments thereof, for the purposes set forth in the accompanying notice. Each proxy will be voted with respect to all shares represented by it in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no directions are specified will be voted for the election of directors and in favor of the actions described by the proxy. Any proxy may be revoked at any time prior to exercise by written notice to the Secretary of Arrow by the person giving the proxy.

     The cost of soliciting proxies will be borne by Arrow. Solicitation of proxies is being made by Arrow through the mail, in person, and by telephone. In addition to regular employees of Arrow who may engage in such solicitation, Arrow has retained D.F. King & Co., Inc. to assist in soliciting proxies at an anticipated cost of $8,500 plus expenses. Arrow will also request brokers and other nominees to forward soliciting materials to the beneficial owners of the stock held of record by such persons and will reimburse such persons for their expenses in forwarding such materials.

     Only shareholders of record of Arrow's common stock at the close of business on March 22, 2001 are entitled to notice of and to vote at the meeting or any adjournments thereof. On March 22, 2001, Arrow had outstanding 98,675,378 shares of common stock. Each share of common stock is entitled to one vote.

     The following table sets forth certain information with respect to the only shareholders known to management to own beneficially more than 5% of the outstanding common stock of Arrow as of March 22, 2001.

NAME AND ADDRESS                                               NUMBER OF SHARES     PERCENT OF
OF BENEFICIAL OWNER                                           BENEFICIALLY OWNED     CLASS(1)
-------------------                                           ------------------    ----------
Mutuelles AXA                                                    14,570,583(2)         14.8%
370, rue Saint Honore
75001 Paris, France
Vanguard Windsor Funds -- Vanguard Windsor Fund                   7,999,300(3)          8.1%
Post Office Box 2600
Valley Forge, Pennsylvania 19482
Wellington Management Company, LLP                                7,274,500(4)          7.4%
75 State Street
Boston, Massachusetts 02109

---------------
(1) Calculation is based upon shares of common stock outstanding as of March 22, 2001.

(2) Based upon a Schedule 13G dated December 31, 2000 filed with the Securities and Exchange Commission by AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle, collectively, Mutuelles AXA (insurance companies) and reflects sole dispositive power with respect to 13,922,683 shares, shared dispositive power with respect to 647,900 shares, sole voting power with respect to 7,521,360 shares, and shared voting power with respect to 1,509,723 shares beneficially owned by Mutuelles AXA. Of such shares, 13,894,983 are beneficially owned by Alliance Capital Management L.P., an indirect subsidiary of Mutuelles AXA, acquired on behalf of client discretionary investment advisory accounts.

(3) Based upon a Schedule 13G dated February 14, 2001 filed with the Securities and Exchange Commission and reflects sole voting power and shared dispositive power with respect to the shares beneficially owned by Vanguard Windsor Funds -- Vanguard Windsor Fund, a registered investment company.

(4) Based upon a Schedule 13G dated February 14, 2001 filed with the Securities and Exchange Commission and reflects shared dispositive power with respect to 7,274,500 shares and shared voting power with respect to 141,100 shares beneficially owned by Wellington Management Company, LLP, a registered investment adviser.

     At March 22, 2001, all executive officers and directors of Arrow as a group were the beneficial owners of 7,315,282 shares (7.4%), including 2,271,542 shares held by the Arrow Electronics Stock Ownership Plan, of which Mr. Stephen
P. Kaufman, Mr. Robert E. Klatell, and Mr. John C. Waddell are the trustees, including shares allocated to the accounts of Messrs. Kaufman, Klatell, and Waddell (pursuant to certain regulations promulgated by the Securities and Exchange Commission, Messrs. Kaufman, Klatell, and Waddell may be deemed to have beneficial ownership of these shares by virtue of their shared power as trustees to vote such shares); options to purchase 3,723,387 shares granted under Arrow's Stock Option Plan or under stock option plans of companies acquired by Arrow and assumed by Arrow as part of the acquisition (of which 2,747,092 options are currently exercisable), including options to purchase 1,561,250 shares, 577,000 shares, 228,000 shares, 165,000 shares, and 115,000 shares granted to Mr. Kaufman, Mr. Francis M. Scricco, Mr. Klatell, Mrs. Betty Jane Scheihing, and Ms. Jan Salsgiver, respectively (of which 1,420,000 options, 182,750 options, 190,500 options, 126,250 options, and 90,000 options, respectively, are currently exercisable); 771,019 shares awarded under Arrow's Restricted Stock Plan (of which 463,298 shares have vested and are not forfeitable), including 97,250 shares, 163,821 shares, 102,950 shares, 42,250 shares, and 30,500 shares awarded to Mr. Kaufman, Mr. Scricco, Mr. Klatell, Mrs. Scheihing, and Ms. Salsgiver, respectively (of which 95,250 shares, 91,750 shares, 83,575 shares, 24,250 shares, and 15,625 shares, respectively, have vested and are not forfeitable); options to purchase 170,000 shares granted under Arrow's Non-Employee Directors Stock Option Plan (of which 82,750 shares are currently exercisable and 35,000 shares are exercisable within 60 days from the date of this Proxy Statement); and 13,361 common stock units deferred under Arrow's Non-Employee Directors Deferral Plan. Mrs. Scheihing and Ms. Salsgiver were the beneficial owners of 212,250 shares and 160,500 shares or (.2%) and (.2%) of outstanding common stock as of March 22, 2001, respectively.

                             ELECTION OF DIRECTORS

     The entire Board of Directors of Arrow is to be elected, and those persons elected will hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified. Persons receiving a plurality of the votes cast at the meeting will be elected directors. Consequently, any shares not voted (whether by abstention or broker non-votes) have no effect on the election of directors. Proxies in the enclosed form will be voted for the election as directors of the eleven nominees named below. Management does not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the accompanying proxy reserve the right to substitute another person of their choice when voting at the meeting or any adjournment thereof. All of the nominees are currently directors of Arrow and were elected at Arrow's last annual meeting.

                                                                                  SHARES OF
                                                                                 COMMON STOCK    PERCENTAGE
                                                                                    OWNED            OF
                                                                                 BENEFICIALLY    OUTSTANDING
                                     POSITION WITH ARROW AND         DIRECTOR       AS OF          COMMON
         NAME             AGE          BUSINESS EXPERIENCE            SINCE     MARCH 22, 2001      STOCK
         ----             ---        -----------------------         --------   --------------   -----------
Daniel W. Duval           64    Retired; Vice Chairman of Robbins     1987           33,655(1)        --%
                                & Myers, Inc., a manufacturer of
                                fluids management systems, from
                                January 1999 to December 1999 and
                                President and Chief Executive
                                Officer for more than five years
                                prior thereto; director of Robbins
                                & Myers, Inc., National City Bank,
                                Ohio, The Manitowood Company,
                                Inc., and ABC-NACO, Inc.
Carlo Giersch             63    Chairman of Arrow Europe, Arrow's     1990          294,400(2)        .3%
                                European operating group, since
                                January 1999, and Chairman of
                                Spoerle Electronic, Arrow's
                                wholly-owned German subsidiary,
                                for more than five years.
John N. Hanson            59    Chairman of the Board of              1997           30,162(1)        --%
                                Harnischfeger Industries, Inc., a
                                manufacturer of equipment for
                                mining, pulp and papermaking, and
                                material handling, since August
                                2000, Chief Executive Officer
                                since May 1999, Vice Chairman from
                                November 1998 to August 2000,
                                President since June 1996, and
                                Chief Operating Officer from June
                                1995 to May 1999; director of
                                Harnischfeger Industries, Inc.

                                                                                  SHARES OF
                                                                                 COMMON STOCK    PERCENTAGE
                                                                                    OWNED            OF
                                                                                 BENEFICIALLY    OUTSTANDING
                                     POSITION WITH ARROW AND         DIRECTOR       AS OF          COMMON
         NAME             AGE          BUSINESS EXPERIENCE            SINCE     MARCH 22, 2001      STOCK
         ----             ---        -----------------------         --------   --------------   -----------
Stephen P. Kaufman        59    Chairman of the Board of Arrow for    1983        3,930,042(3)       4.0%
                                more than five years, Chief
                                Executive Officer for more than
                                five years ending July 2000, and
                                President for more than five years
                                ending June 1999; director of
                                Polaroid Corporation and Harris
                                Corporation.
Roger King                60    Chief Executive Officer of Sa Sa      1995           31,455(1)        --%
                                International Holdings Limited, a
                                retailer of cosmetics, since
                                August 1999; Executive Director of
                                Orient Overseas (International)
                                Limited, an investment holding
                                company, with investments
                                principally in integrated con-
                                tainerized transportation
                                businesses, for more than five
                                years.
Robert E. Klatell         55    Executive Vice President, General     1989        2,624,022(4)       2.7%
                                Counsel and Secretary of Arrow for
                                more than five years.
Karen Gordon Mills        47    Managing Director of Solera           1994           34,509(1)        --%
                                Capital LLC, a venture capital
                                firm, since August 1999; President
                                of MMP Group, Inc., a consulting
                                firm, for more than five years;
                                director of The Scotts Company and
                                The Guardian Life Insurance
                                Company of America.

                                                                                  SHARES OF
                                                                                 COMMON STOCK    PERCENTAGE
                                                                                    OWNED            OF
                                                                                 BENEFICIALLY    OUTSTANDING
                                     POSITION WITH ARROW AND         DIRECTOR       AS OF          COMMON
         NAME             AGE          BUSINESS EXPERIENCE            SINCE     MARCH 22, 2001      STOCK
         ----             ---        -----------------------         --------   --------------   -----------
Barry W. Perry            54    Chairman of the Board and Chief       1999           24,380(5)        --%
                                Executive Officer of Engelhard
                                Corporation, an environmental
                                technology, specialty chemical,
                                and engineered materials company,
                                since January 2001, President and
                                Chief Operating Officer from
                                January 1997 to December 2000,
                                Group Vice President and General
                                Manager from 1993 to 1997.
Richard S. Rosenbloom     68    David Sarnoff Professor of            1992           32,300(6)        --%
                                Business Administration at Harvard
                                Business School for more than five
                                years prior to July 1998 and
                                Professor Emeritus subsequent
                                thereto.
Francis M. Scricco        51    Chief Executive Officer of Arrow      1999          740,821(7)        .8%
                                since July 2000, President since
                                June 1999, Chief Operating Officer
                                from September 1997 to July 2000,
                                and Executive Vice President from
                                September 1997 to June 1999; Group
                                President of Fisher Scientific
                                International, Inc., a laboratory
                                equipment manufacturer, from March
                                1994 to September 1997.
John C. Waddell           63    Retired; Vice Chairman of the         1969        2,307,118(8)       2.3%
                                Board of Arrow for more than five
                                years, Chairman of the Board until
                                May 1994, and Chief Executive
                                Officer until September 1986.

---------------
(1) Includes shares owned individually, options to purchase shares granted under Arrow's Non-Employee Directors Stock Option Plan, and common stock units deferred under Arrow's Non-Employee Directors Deferral Plan. See page 3.

(2) Includes shares owned individually, options to purchase shares granted under Arrow's Stock Option Plan, and shares awarded under Arrow's Restricted Stock Plan. See page 3.

(3) Includes options to purchase shares granted under Arrow's Stock Option Plan, shares awarded under Arrow's Restricted Stock Plan, and shares held by Arrow's Stock Ownership Plan. See page 3.

(4) Includes shares owned individually, options to purchase shares granted under Arrow's Stock Option Plan, shares awarded under Arrow's Restricted Stock Plan, and shares held by Arrow's Stock Ownership Plan. See page 3.

(5) Includes options to purchase shares granted under Arrow's Non-Employee Directors Stock Option Plan and common stock units deferred under Arrow's Non-Employee Directors Deferral Plan. See page 3.

(6) Includes shares owned individually and options to purchase shares granted under Arrow's Non-Employee Directors Stock Option Plan. See page 3.

(7) Includes options to purchase shares granted under Arrow's Stock Option Plan and shares awarded under Arrow's Restricted Stock Plan. See page 3.

(8) Includes shares owned individually, options to purchase shares granted under Arrow's Non-Employee Directors Stock Option Plan, and shares held by Arrow's Stock Ownership Plan. See page 3.

     The audit committee of the Board of Directors consists of Mr. King, Mr. Hanson, Mr. Perry, and Mr. Rosenbloom. The audit committee reviews Arrow's financial reporting process and evaluates and reviews such matters as Arrow's accounting policies, reporting practices, internal audit function, and internal accounting controls. The committee also reviews the scope and results of the audit conducted by Arrow's independent auditors and monitors their independence.

     The compensation committee of the Board of Directors consists of Mr. Rosenbloom, Mr. Duval, Mrs. Mills, and Mr. Perry. The compensation committee determines the salary of the Chief Executive Officer, implements the 1999 Performance Bonus Plan, reviews and approves the compensation of other senior managers, advises the Board of Directors generally with regard to other compensation and employee benefit matters, collects information in connection with the evaluation of the performance of the Chief Executive Officer, and approves stock option and restricted stock awards.

     The nominating committee of the Board of Directors consists of Mrs. Mills, Mr. Duval, Mr. Hanson, and Mr. King. Shareholder recommendations for nominees for membership on the Board of Directors will be considered by the nominating committee. Such recommendations may be submitted to the Secretary of Arrow, who will forward them to the nominating committee. The nominating committee is primarily responsible for making recommendations with respect to committee assignments and is also responsible for developing the corporate governance guidelines for Arrow.

     The charitable contributions committee of the Board of Directors consists of Mr. Waddell and Mr. Klatell. The charitable contributions committee reviews community and civic programs and services of educational, environmental, health care, cultural, and other social organizations and approves the charitable contributions to be made by the company.

     Under Arrow's corporate governance guidelines, the independent directors meet at least twice a year in executive session; once under the guidance of the chairman of the compensation committee to evaluate the performance of the Chief Executive Officer and once under the guidance of the chairman of the nominating committee to discuss senior management development and succession.

     During 2000 there were eight meetings of the Board of Directors, four meetings of the audit committee, seven meetings of the compensation committee, one meeting of the nominating committee, and one meeting of the charitable contributions committee. All directors attended 75% or more of the meetings of the Board of Directors and the committees on which they served.

REPORT OF THE AUDIT COMMITTEE

     The audit committee reviews Arrow's financial reporting process on behalf of the Board of Directors. The audit committee is composed of four independent directors and operates under a written charter (Annex A) adopted by the Board of Directors. No member of the audit committee is employed by or has any material relationship with the company. Management has the primary responsibility for preparing the financial statements and the reporting process, including Arrow's systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, and the clarity of financial statement disclosures.

     The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of Arrow's financial reporting and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. In addition, the audit committee received from and discussed with the independent auditors the written disclosure and the letter required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and considered the compatibility of non-audit services with the auditors' independence. The audit committee also discussed with the independent auditors any matters required to be considered by Statement on Auditing Standards No. 61 ("Communication with Audit Committees").

     The audit committee also discussed with the independent auditors and Arrow's operating controls (internal audit) group the overall scope and plans for their respective audits. The audit committee periodically met with the independent auditors and the operating controls group, with and without management present, to discuss the results of their examinations, their evaluations of Arrow's internal controls, and the overall quality of Arrow's financial reporting.

     In reliance on these reviews and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Roger King, Chairman
John N. Hanson
Barry W. Perry
Richard S. Rosenbloom

PRINCIPAL ACCOUNTING FIRM FEES

  Audit Fees

     The aggregate fees billed by Arrow's principal accounting firm, Ernst & Young LLP for professional services rendered for the audit of the annual financial statements for the year ending December 31, 2000 and the reviews of the financial statements included in the Forms 10-Q for that year were $1,311,000.

  All Other Fees

     Ernst & Young LLP also was paid $1,994,400 of which $742,700 was in connection with audit related services and $1,251,700, was principally related to tax services. Ernst & Young LLP did not provide services related to financial information systems design or implementation. The audit committee has determined that the provision of the non-audit services described above is compatible with maintaining Ernst & Young LLP's independence.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning the compensation for the past three years of the Chief Executive Officer and each of the other four most highly compensated executive officers of the company (the "named executive officers").

                                                                                        LONG-TERM
                                                                                   COMPENSATION AWARDS
                                             ANNUAL COMPENSATION                 -----------------------
                               -----------------------------------------------   RESTRICTED   SECURITIES
          NAME AND                                              OTHER ANNUAL       STOCK      UNDERLYING      ALL OTHER
     PRINCIPAL POSITION        YEAR   SALARY(1)     BONUS      COMPENSATION(2)   AWARDS(3)    OPTIONS(4)   COMPENSATION(5)
     ------------------        ----   ---------   ----------   ---------------   ----------   ----------   ---------------
Stephen P. Kaufman,            2000   $700,000    $1,100,000      $ 29,476        $     --          --         $10,200
Chairman(6)                    1999    875,000     1,000,000        22,100              --     130,000           9,600
                               1998    825,000       200,000        42,581              --      75,000           9,600

Francis M. Scricco,            2000    600,000       900,000       199,369         258,500     280,000(6)       10,200
President and Chief            1999    462,500       320,000        94,330         203,750      70,000           9,600
Executive Officer(6)(7)        1998    400,000       175,000        72,057         277,875      20,000           4,800

Robert E. Klatell,             2000    470,000       453,000        48,212         193,875      15,000          10,200
Executive Vice President       1999    450,000       178,000        29,318         152,813      15,000           9,600
                               1998    425,000       135,000        45,102         154,375      15,000           9,600

Betty Jane Scheihing,          2000    385,000       332,000        65,180         129,250      12,500          10,200
Senior Vice President          1999    350,000       174,000        31,141         132,438      12,500           9,600
                               1998    330,000       145,000        35,312         138,938      12,500           9,600

Jan Salsgiver,                 2000    345,000       384,000        42,833         116,325      10,000          10,200
President, Arrow               1999    332,500       197,000        29,656         132,438      10,000           9,600
Americas Components            1998    325,000       107,500        33,972         138,938      10,000           9,600

---------------
(1) Includes amounts deferred under retirement plans.

(2) Includes reimbursement of a portion of the tax liability incurred as a result of the vesting of restricted stock awards and auto allowance, if any.

(3) Includes, with respect to compensation in 2000, the fair market value as of the date of grant of stock awards granted in early 2001 in respect of employment during 2000, and with respect to compensation in 1998, the fair market value as of the date of grant of stock awards granted in early 1999 in respect of employment during 1998. All of such awards vest in four annual installments of 25%, beginning one year after grant. As of December 31, 2000, before the awards granted in respect of employment during 2000, the aggregate number and value of unvested restricted stock awards held by Mr. Kaufman, Mr. Scricco, Mr. Klatell, Mrs. Scheihing, and Ms. Salsgiver, were 2,000 ($57,250), 54,000 ($1,545,750), 14,375 ($411,484), 15,250 ($436,531),
    12,625 ($361,391), respectively.

(4) Includes, with respect to 2000, stock options awarded in early 2001 in respect of employment during 2000, and with respect to 1998, stock options awarded in early 1999 in respect of employment during 1998.

(5) For 2000, includes a contribution by Arrow of $5,100 to Arrow's Stock Ownership Plan and a matching contribution by Arrow of $5,100 to Arrow's Savings Plan.

(6) Mr. Kaufman was Chief Executive Officer through June 30, 2000. Mr. Scricco became Chief Executive Officer as of July 1, 2000 and in recognition of his appointment was granted 230,000 stock options.

(7) Compensation with respect to 1998 does not include $105,112 paid to Mr. Scricco in connection with his relocation to Arrow's headquarters, and the value of restricted stock awards ($850,000) and a bonus ($233,000) granted to Mr. Scricco to compensate him for the loss of certain compensation from his previous employer as a result of his employment with Arrow. Compensation with respect to 1999 and 2000 does not include $74,965 and $83,356, respectively, paid to Mr. Scricco as reimbursement for additional expenses incurred in connection with his relocation to Arrow's headquarters. Compensation with respect to 2000 does not include the value of restricted stock awards ($486,523) granted to Mr. Scricco to compensate him for the loss on the sale of his home as part of his original relocation agreement with Arrow. See also "Certain Transactions" on page 17.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants during 2000 and early 2001 in respect of employment during 2000.

                                         INDIVIDUAL GRANTS
                         --------------------------------------------------
                         NUMBER OF    % OF TOTAL                                POTENTIAL REALIZABLE VALUE
                         SECURITIES    OPTIONS                                      AT ASSUMED RATES OF
                         UNDERLYING   GRANTED TO                                 STOCK PRICE APPRECIATION
                          OPTIONS     EMPLOYEES    EXERCISE OR                      FOR OPTION TERM (3)
                          GRANTED     IN FISCAL    BASE PRICE    EXPIRATION   -------------------------------
         NAME              (#)(1)        YEAR       ($/SH)(2)       DATE            5%              10%
         ----            ----------   ----------   -----------   ----------   --------------   --------------
Stephen P. Kaufman              --        --%       $     --            --    $           --   $           --
Francis M. Scricco         230,000       9.9         33.6875       5/23/10         4,872,757       12,348,516
                            50,000       2.1         25.8500       2/21/11           812,845        2,059,910
Robert E. Klatell           15,000        .6         25.8500       2/21/11           243,854          617,973
Betty Jane Scheihing        12,500        .5         25.8500       2/21/11           203,211          514,978
Jan Salsgiver               10,000        .4         25.8500       2/21/11           162,569          411,982
All shareholders               N/A       N/A             N/A           N/A     1,771,602,395    4,489,592,642
                                                                   Various
All optionees            2,327,764       100         27.5515       in 2010        40,333,146      102,212,096
                                                                  and 2011
All optionees value as
  a percent of all
  shareholders value           N/A       N/A             N/A           N/A               2.3              2.3

---------------
(1) All of such grants become exercisable in four annual installments, commencing on the first anniversary of the date of grant, and expire 10 years after the date of the grant.

(2) All at fair market value at date of grant.

(3) Represents gain that would be realized assuming the options were held for the entire 10-year option period and the stock price increased at annual compounded rates of 5% and 10%. Potential realizable values for shareholders are based on 98,410,874 shares outstanding at December 31, 2000 from a base price of $28.6250 per share. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings will be dependent on overall market conditions and on the future performance of the company and its common stock. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     The following table provides information concerning the exercise of stock options during 2000 by a named executive officer and the number and year-end value of the unexercised stock options of each of the named executive officers.

                                                        NUMBER OF              VALUE OF
                                                       UNEXERCISED            UNEXERCISED
                                                       OPTIONS AT            IN-THE-MONEY
                                                         FISCAL               OPTIONS AT
                          SHARES                       YEAR-END(2)        FISCAL YEAR-END(2)
                         ACQUIRED                   -----------------    ---------------------
                            ON          VALUE         EXERCISABLE/           EXERCISABLE/
         NAME            EXERCISE    REALIZED(1)      UNEXERCISABLE          UNEXERCISABLE
         ----            --------    -----------    -----------------    ---------------------
Stephen P. Kaufman           --             --      1,401,250/160,000    $11,148,489/1,546,172
Francis M. Scricco           --             --        177,750/399,250         196,251/ 727,501
Robert E. Klatell            --             --        186,750/ 41,250       1,917,891/ 282,797
Betty Jane Scheihing      5,000        113,750        123,125/ 41,875         813,555/ 235,665
Jan Salsgiver                --             --         87,500/ 27,500         592,969/ 188,531

---------------
(1) Represents the difference between the fair market value of the shares at date of exercise and the exercise price multiplied by the number of options exercised.

(2) Includes stock options awarded in early 2001 in respect of employment during 2000.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     A primary role of the compensation committee (the "committee") is to oversee compensation practices for Arrow's senior executive officers. The committee's responsibilities include reviewing the salaries, benefits, and other compensation of Arrow's senior managers and making recommendations to the full Board of Directors with respect to these matters. The committee is comprised entirely of Board members who are independent, non-employee directors of the company.

     The committee's primary objective in establishing compensation programs and levels for Arrow's key executive officers is to support Arrow's goal of maximizing the value of shareholders' interests in Arrow. To achieve this objective, the committee believes it is necessary to:

     -- Set levels of base compensation that will attract and retain superior executives in a highly competitive environment.

     -- Encourage long-term decision-making that enhances shareholder value by emphasizing grants of stock options and restricted stock, thereby creating a direct link between shareholder value creation and executive compensation.

     -- Provide incentive compensation that varies directly with both company performance and individual contribution to that performance.

COMPONENTS OF COMPENSATION

  Base Salary

     The committee annually reviews each executive officer's base salary. The factors which influence committee determinations regarding base salary include: prevailing levels of pay among executives of the companies in the peer group reflected in the graph on page 15, internal pay equity considerations, level of responsibilities, prior experience, breadth of knowledge, and job performance. For specialized functions, the committee also takes into account compensation levels in other industries from which Arrow recruits executives. Base salaries for Arrow executives are generally competitive with base salaries at comparable companies. The base salaries of senior executive officers of Arrow are slightly above the median of those for the identified peer group, because, with one exception, Arrow is significantly larger than those companies. Arrow also has substantial sales outside North America, and only one other company included within the peer group has significant operations outside North America. Therefore, the committee believes, again with one exception, that Arrow requires greater breadth of management skills and experience to manage successfully its larger and more complex business.

     In conducting its salary deliberations, the committee does not strictly tie senior executive base pay to a defined competitive standard. Rather, the committee elects to maintain flexibility so as to permit salary recommendations that best reflect the individual contributions made by the company's top executives. Each of the named executive officers has an employment agreement which provides for a minimum base salary. See pages 16 and 17.

     The committee values highly Mr. Scricco's breadth of knowledge and recognizes his significant contribution to the success of Arrow. In 2000, Mr. Scricco's base salary was increased to $700,000 in recognition of the quality of his leadership of the company and its industry.

  Annual Incentives -- 1999 Performance Bonus Plan

     Arrow's 1999 Performance Bonus Plan, a five-year plan, amended and restated in 2000, provides for a performance-based bonus for Arrow's chief executive officer and up to four additional officers, at the discretion of the committee. The maximum bonus to be awarded is determined by a formula based upon net income and the utilization of net working capital. The purpose of the plan is to enable Arrow to motivate the participants to achieve strategic, financial and operating objectives, and to reward contributions toward improvement in financial performance as measured by the level of net income and the ratio of sales to average net working capital of Arrow. The plan sets forth a pre-established bonus formula based upon annual performance goals which establishes the maximum bonus that may be paid in each year. The committee has the discretion to determine the actual amount of the bonus to be paid, which amount may not exceed the maximum bonus calculated under the bonus formula. For 2000, the plan permitted bonuses of $3,538,310. The bonuses awarded for 2000 were $1,100,000 for Mr. Kaufman and $900,000 for Mr. Scricco.

  Annual Incentives -- Management Incentive Compensation Plan

     Each year, for other executive officers of Arrow, management, in consultation with the committee, establishes short-term financial goals which relate to one or more indicators of corporate financial performance. For 2000, the short-term incentive award opportunity was contingent upon Arrow attaining specified levels of profitability and asset utilization.

     Incentive targets are established for participating executives under the Management Incentive Compensation Plan ("MICP") based on the participant's level and breadth of responsibility, potential contribution to the success of the company, and competitive considerations. The participant's actual award is determined at the end of the year based on Arrow's actual performance against the predetermined financial goals, as well as the attainment of specific individual goals or contributions to Arrow's success.

     For 2000, the level of achievement by the participating named executive officers ranged between 141% and 171% of the targets established under the MICP. The MICP awards earned by the participating named executive officers averaged 97% of their respective salaries.

  Long-Term Incentives

     Arrow reinforces the importance of producing satisfactory returns to shareholders over the long-term through the operation of its Stock Option Plan and its Restricted Stock Plan. Stock option and restricted stock awards provide executives with the opportunity to acquire an equity interest in Arrow and align the executive's interest with that of the shareholders to create shareholder value as reflected in growth in the price of Arrow's shares.

     Option exercise prices are equal to 100% of the fair market value of Arrow's shares on the date of option grant and are exercisable in four annual installments. This ensures that participants will derive benefits only as shareholders realize corresponding gains over an extended time period. Options have a maximum term of 10 years.

     Restricted stock is granted to participants in order to help foster a shareholder perspective among the participants. A long-term focus is encouraged and executive retention is reinforced through the four-year vesting schedule to which shares of restricted stock are subject.

     Each year, the committee reviews the history of stock option and restricted stock awards and makes grant decisions based on the committee's assessment of each individual executive's contribution and performance during the year and on competitive compensation practices in comparable companies.

SUMMARY

     Each year, the Board of Directors and the committee review all elements of cash and non-cash compensation paid to the executive officers of Arrow. The committee manages all elements of executive pay in order to ensure that pay levels are consistent with Arrow's compensation philosophies. In addition, the Board of Directors and the committee administer Arrow's long-term executive compensation programs to ensure that Arrow's objectives of linking executive pay to improved financial performance and increased shareholder value continue to be fostered.

Richard S. Rosenbloom, Chairman
Daniel W. Duval
Karen Gordon Mills
Barry W. Perry

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
             AMONG ARROW ELECTRONICS, INC., S&P 500 STOCK INDEX AND
                              PEER COMPANIES GROUP

     The following graph compares the performance of Arrow for the periods indicated with the performance of the Standard & Poor's 500 Stock Index and the average performance of a group consisting of Arrow's peer corporations on a line-of-business basis. The corporations making up the peer companies group are Avnet, Inc., Bell Microproducts, Inc., and Pioneer-Standard Electronics, Inc. The graph assumes $100 invested on December 31, 1995 in Arrow, the S&P 500 Stock Index, and the peer companies group. Total return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point.

[LINE GRAPH]

                                                          ARROW               PEER COMPANIES GROUP         S&P 500 STOCK INDEX
                                                          -----               --------------------         -------------------
1995                                                       100                         100                         100
1996                                                       124                         125                         120
1997                                                       151                         141                         158
1998                                                       124                         124                         200
1999                                                       118                         131                         239
2000                                                       133                         101                         214

           ---------------------------------------------------------------------------------------------------
                                                     1995      1996      1997      1998      1999      2000
           ---------------------------------------------------------------------------------------------------
            Arrow                                     100       124       151       124       118       133
            Peer Companies Group                      100       125       141       124       131       101
            S&P 500 Stock Index                       100       120       158       200       239       214

DIRECTORS' COMPENSATION

     The members of the Board of Directors who are not employees receive an annual fee of $40,000 for the term expiring in May 2001 and a fee of $1,500 for each Board of Directors or committee meeting attended. Each non-employee director serving as chairman of any committee receives an additional annual fee of $3,000.

     Under the Arrow Non-Employee Directors Stock Option Plan, each non-employee director joining the Board of Directors receives an option to purchase 15,000 shares of Arrow common stock having an exercise price equal to the fair market value of the underlying common stock on the date of grant. Pursuant to such plan, on the date following each annual meeting of shareholders, each non-employee director then serving on the Board of Directors will receive, under the plan, an option to purchase 4,000 shares of Arrow common stock having an exercise price equal to the fair market value of the underlying common stock on the date of grant.

     Under the Arrow Non-Employee Directors Deferral Plan, a percentage of the annual retainer payable to each non-employee director may be withheld by Arrow and paid upon the non-employee director's termination from the Board of Directors. Unless a non-employee director makes a contrary election, 50 percent of the non-employee director's annual retainer fee will be deferred under the plan. Each non-employee director may elect a different percentage or elect not to defer any portion of his or her annual retainer fee. Amounts that are deferred under the plan will be converted into phantom share units of Arrow common stock and the phantom share units will be credited to a recordkeeping account in the name of the non-employee director. Until the time that the phantom share units are paid out, the non-employee director's account will be adjusted to reflect any dividends paid on Arrow common stock. Upon the termination of service on the Board of Directors, each whole phantom share unit credited to the non-employee director's account will be converted into one share of common stock and each fractional phantom share unit will be converted into cash.

EMPLOYMENT AGREEMENTS

     In February 1995, Mr. Kaufman entered into an employment agreement with Arrow terminating December 31, 2001, which provides for an annual base salary of not less than $400,000. As part of entering into that agreement, Mr. Kaufman received options to purchase 1,000,000 shares of Arrow common stock which became exercisable in three equal annual installments, at an exercise price of $20.58, $21.41, and $22.28, respectively. All such options expire 10 years after the date of grant.

     In July 2000, Mr. Scricco entered into an employment agreement with Arrow terminating on December 31, 2003, which is subject to renewal from year to year unless either Arrow or Mr. Scricco elects not to renew. The employment agreement provides for a minimum base salary of $700,000 per year.

     Mr. Klatell has an employment agreement with Arrow terminating on January 1, 2002, which is subject to renewal from year to year unless either Arrow or Mr. Klatell elects not to renew. The employment agreement provides for a minimum base salary of $425,000 per year.

     Mrs. Scheihing has an employment agreement with Arrow terminating December 31, 2001, which is subject to renewal from year to year unless either Arrow or Mrs. Scheihing elects not to renew. The employment agreement provides for a minimum base salary of $315,000 per year.

     Ms. Salsgiver has an employment agreement with Arrow terminating on December 31, 2001, which is subject to renewal from year to year unless either Arrow or Ms. Salsgiver elects not to renew. The employment agreement provides for a minimum base salary of $300,000 per year.

     Arrow has entered into agreements with each of the named executive officers which provide for payments of three times their annualized includible compensation and continuation for up to three years of their benefits if their employment is terminated by the company (other than for cause approved by three-fourths of the directors then serving), if their responsibilities or base salaries are materially diminished, or if certain other adverse changes occur within 24 months following a change of control of Arrow. The amounts payable pursuant to such agreements to the named executive officers (other than Messrs. Kaufman and Klatell) will be reduced, if necessary, to avoid excise tax under
Section 4999 of the Code.

UNFUNDED PENSION PLAN

     Arrow maintains the Unfunded Pension Plan for Selected Executives of Arrow Electronics, Inc. (the "SERP"). Under the SERP, the Board of Directors determines those employees who are eligible to participate in the SERP and the amount of their maximum annual pension upon retirement on or after attaining age
60. Mr. Kaufman, Mr. Scricco, Mr. Klatell, Mrs. Scheihing, and Ms. Salsgiver have been designated by Arrow as participants in the SERP, with maximum annual pensions of $450,000, $125,000, $250,000, $250,000, and $250,000, respectively.
If a designated participant retires between the ages of 55 and 60, the amount of the annual pension is reduced as provided in the SERP. In addition, if there is a change of control of Arrow and the employment of a designated participant who is at least age 50 with 15 years of service is involuntarily terminated other than for cause or disability, or such participant terminates employment for good reason, the participant will receive the maximum annual pension.

CERTAIN TRANSACTIONS

     Spoerle Electronic leases certain of its premises from a partnership in which Mr. Giersch's wife, directly or indirectly, has the entire beneficial interest, and paid aggregate rentals of 4,946,000 deutsche marks ($2,331,000 based on the average exchange rate during 2000) to the partnership during 2000. The management of Spoerle Electronic believes that such rentals are at fair market value.

     Mr. Scricco repaid in full loans previously granted to him by Arrow, in the aggregate amount of $1,069,039, which were originally granted in connection with his relocation to New York. In connection with such repayment, Mr. Scricco received an advance of $457,187 which has since been repaid, in full, with 5.9% interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Arrow's officers and directors and persons who own more than ten percent of a registered class of Arrow's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Arrow believes that during fiscal year 2000 its officers and directors complied with all applicable
Section 16(a) filing requirements.

                      APPROVAL OF APPOINTMENT OF AUDITORS

     The shareholders will be asked to ratify the appointment of Ernst & Young LLP as Arrow's independent auditors for 2001. Arrow expects that representatives of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement if they desire to do so and that such representatives will be available to answer appropriate inquiries raised at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF SUCH APPOINTMENT.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Arrow anticipates that the next Annual Meeting of Shareholders will be held on or about May 9, 2002. If a shareholder intends to present a proposal at Arrow's Annual Meeting of Shareholders to be held in 2002 and seeks to have the proposal included in Arrow's proxy statement relating to that meeting, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the proposal must be received by Arrow no later than the close of business on December 10, 2001. If a shareholder wishes to present a matter at Arrow's Annual Meeting of Shareholders to be held in 2002 that is outside of the processes of Rule 14a-8, the proposal must be received by Arrow no later than the close of business on February 23, 2002. After that date, the proposal will be considered untimely and Arrow's proxies will have discretionary voting authority with respect to such matter.

                                 OTHER MATTERS

     Management does not expect any matters to come before the meeting other than those to which reference is made in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

                                          By Order of the Board of Directors,

                                               Robert E. Klatell
                                                   Secretary

                                                                         ANNEX A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                              ADOPTED MAY 23, 2000

I. MISSION AND PURPOSE

The Audit Committee is appointed by the Board of Directors of Arrow Electronics, Inc. to assist the Board in fulfilling its responsibility to provide independent and objective oversight of the financial reporting process, the business risk process and internal controls, relationships with independent auditors, and other financial compliance issues of Arrow Electronics, Inc. and its subsidiaries and affiliates.

In addition, the Audit Committee provides avenues of communication to the Board of Directors from the independent auditors and financial management. The Audit Committee should have a clear understanding with the independent auditors that they must maintain an open and transparent relationship with the Audit Committee and that the ultimate accountability of the independent auditors is to the Board of Directors through the Audit Committee.

II. COMPOSITION AND INDEPENDENCE

A. The Audit Committee shall consist of no less than three independent directors, all of whom have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. The concept of independence is defined in the NYSE Listed Company Manual, as amended.

B. Each member of the Audit Committee shall be financially literate, or become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise.

C. One of the Audit Committee members shall be appointed committee chairman by the Board of Directors.

III. AUTHORITY

A. The Audit Committee is authorized to confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties.

B. The Audit Committee is authorized to conduct or originate investigations into any matters within the Audit Committee's scope of responsibilities.

C. The Audit Committee is authorized to retain outside counsel or other experts to the extent it deems necessary or appropriate, provided it shall keep the Board of Directors advised as to the nature and extent of such outside advice.

IV. MEETINGS

A. The Audit Committee generally will meet four times annually. The Audit Committee may hold additional meetings as appropriate.

B. Meetings will be scheduled at the discretion of the Chairman and notice will be provided at least 5 days in advance.

C. The Chairman will prepare and/or approve an agenda in advance of each meeting.

D. The Audit Committee may invite members of management or others to attend the meetings and provide pertinent information as necessary.

E. Minutes of each meeting are to be prepared and sent to all Audit Committee members.

V. DUTIES

The Audit Committee shall perform the following specific duties as well as any others that are necessary in order to achieve its purpose of providing an effective oversight function.

A.  Select, evaluate and, where appropriate, replace the independent auditors.

B. Review and assess the adequacy of the Audit Committee Charter on an annual basis. The charter will be submitted to the Board of Directors for approval and will be published at least every three years in accordance with SEC Regulations.

C. Ensure that the independent auditors provide a written document (updated at least annually) delineating all relationships between the independent auditors and the Company, its subsidiaries and affiliates as contemplated by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees". Discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the auditor. Provide recommendations to the Board of Directors to take appropriate action if necessary.

D. Review and discuss with the independent auditors the scope and plan for the performance of the annual audit and quarterly reviews including the fees.

E. Meet formally with the independent auditors, upon completion of their audit, and financial management to discuss the financial reporting process and the results for the year, prior to their release to the public. The discussions should include at least the following:

   1. A review of the generally accepted accounting principles (GAAP) selected by the Company, and the consistency of their application, including any changes and the reasons for such changes.

   2. A discussion of the clarity and completeness of the financial statements and related disclosure.

   3. A discussion of the significant financial reporting issues arising in the current year and the Company's accounting and disclosure thereof.

   4. A discussion regarding the quality, not just the acceptability of accounting principles used.

   5. A private discussion with the independent auditors to request their opinion on various matters including the quality of financial and accounting personnel.

   6. Any other communications as required to be communicated by the independent auditors by Statement on Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, the Audit Committee should receive a written communication provided by the independent auditors concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

F. Review with the independent auditors, the Company's Operating Controls Group ("internal audit") and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

G. Review the Company's Operating Controls Group ("internal audit") and its function including the independence and authority of its reporting obligations, the budget and qualifications of internal auditors, the proposed audit plans for the coming year and the coordination with the independent auditors. Provide for direct communication from the senior Operating Controls Group executive.

H. Review the appointment of the senior Operating Controls Group ("internal audit") executive.

I. Review the management letter issued by the independent auditors and monitor the implementation of management's response to such letter.

J. Issue an annual "Audit Committee Report" to be included in the Proxy Statement. Such report must state whether the audit committee has: a) reviewed and discussed the audited financial statements with management; b) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and c) received from the independent auditors disclosures regarding the auditors' independence required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed with the auditors their independence. In addition, the report must also include a statement by the Audit Committee whether, based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

K. The Chairman or designated other member of the Audit Committee, prior to the release of earnings, will review with management and the independent auditors any significant matters identified as a result of the auditor's interim review procedures. Arrange for the receipt from the independent auditors of their reports on the reviews of the Company's quarterly financial statements on Form 10-Q.

L. Review significant conflicts of interest involving directors or executive officers.

M. Review with the Company's legal counsel any legal matters that could have a significant impact on the Company's financial statements.

N. Meet in executive session, at least annually, with the Chief Financial Officer, members of the Operating Controls Group ("internal audit") and financial management to discuss the quality of the Company's financial and accounting personnel.

O. Investigate any matter brought to the attention of the Audit Committee that is within the scope of its responsibilities.

While the Audit Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Business Ethics.

PROXY



                             ARROW ELECTRONICS, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 11, 2001

     The undersigned hereby appoints Stephen P. Kaufman, Robert E. Klatell, and Francis M. Scricco, and any one or more of them, with full power of substitution, as proxy or proxies of the undersigned to vote all shares of stock of ARROW ELECTRONICS, INC. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 11, 2001, at 11:00 A.M., prevailing local time, at the offices of J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York, or any adjournments thereof, as set forth on the reverse hereof.

           PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE



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                             YOUR VOTE IS IMPORTANT!


                        YOU CAN VOTE IN ONE OF TWO WAYS:

1. Call TOLL FREE 1-800-840-1208 on a touchtone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       OR

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                   PLEASE VOTE

                                                               Please mark
                                                               your votes as
                                                               indicated in
                                                               this example. [X]

                                                                        WITHHOLD
                                                             FOR        FOR ALL
1. Authority to vote FOR the election of directors in        [ ]          [ ]
   accordance with the accompanying Proxy Statement.

NOMINEES:

01 Daniel W. Duval
02 Carlo Giersch
03 John N. Hanson
04 Stephen P. Kaufman
05 Roger King
06 Robert E. Klatell
07 Karen Gordon Mills
08 Barry W. Perry
09 Richard S. Rosenbloom
10 Francis M. Scricco
11 John C. Waddell

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

                                                          FOR   AGAINST  ABSTAIN
2. Ratification of the appointment of Ernst & Young       [ ]     [ ]      [ ]
   LLP as independent auditors of the books and accounts of Arrow for the fiscal year ending December 31, 2001.

3. In accordance with their discretion upon such other matters as may properly come before the meeting or any adjournments thereof.

THIS PROXY IS BEING SOLICITED BY THE MANAGEMENT AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, IT WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSAL DESCRIBED IN ITEM 2 ABOVE AND OTHERWISE IN ACCORDANCE WITH THEIR DISCRETION.

                                       DATE_____________________/__________/2001

                                 _______________________________________________
                                 Signature

                                 _______________________________________________
                                 Signature, if Jointly Held

                                 IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE OR IN OTHER REPRESENTATIVE CAPACITY, PLEASE SIGN NAME AND TITLE.

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                        [PHONE] VOTE BY TELEPHONE [PHONE]
                          QUICK *** EASY *** IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

- You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

OPTION #1: To vote as the Board of Directors recommends on ALL proposals: Press
1.

               WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

OPTION #2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.

 To withhold FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

               WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

                  CALL ** TOLL FREE ** ON A TOUCHTONE TELEPHONE
                            1-800-840-1208 - ANYTIME
                    There is NO CHARGE to you for this call.